STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

08/22/2025

Work Order Item Number: W2025082201353-4674742
Filing Number: 20255131037
Filing Type: Amended and Restated Articles
Filing Date/Time: 8/22/2025 1:32:00 PM
Filing Page(s): 4

Indexed Entity Information:

Entity ID: E21802572022-0
Entity Name: Sharps Technology, Inc.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
NATIONAL REGISTERED AGENTS, INC.
701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E21802572022-0
FVAguilar	Filing Number 20255131037
Secretary of State State Of Nevada	Filed On 8/22/2025 1:32:00 PM
	Number of Pages 3

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Sharps Technology, Inc.

Entity or Nevada Business Identification Number (NVID): NV20222400408

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☒ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 61.9%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ____

Jurisdiction of formation: ____

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Amendment to Certificate of Incorporation Article 2. Authorized Shares* (attach additional page(s) if necessary)
6. Signature: (Required)	X /s/ Andrew R. Crescenzo — Chief Financial Officer Signature of Officer or Authorized Signer — Title X ______________ — ______________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

*Please see attached full text of amendment to Article 2.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED

TO THE

CERTIFICATE OF INCORPORATION

OF

SHARPS TECHNOLOGY, INC.
(A NEVADA CORPORATION)

(PURSUANT TO NEVADA REVISED STATUTES 78.385 AND 78.390)

This Certificate of Amendment to the Certificate of Incorporation of Sharps Technology, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Nevada, is hereby duly adopted pursuant to and in accordance with the provisions of Section 78.385 and 78.390 of the Nevada Revised Statutes.

1. Article 2 of the Certificate of Incorporation of the Corporation is hereby deleted and replaced in its entirety by the following:

Authorized Shares

"The aggregate number of shares which the Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares of common stock of one class, all with $0.0001 par value per share and One Million (1,000,000) shares of preferred stock, $0.0001 par value per share, of which five (5) shares shall be designated as Series B Preferred Stock, as filed with the Secretary of State of Nevada on July 16, 2025"

"The preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all or any of the shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the NRS."

No other changes to the Charter, including any changes in connection with the Company's one million (1,000,000) shares of preferred stock, are being proposed, and the Amendment will not modify the number of shares held by, or the rights of, existing stockholders.

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation, for the purpose of amending the Certificate of Incorporation pursuant to the Nevada Revised Statutes, does hereby make and file this Certificate of Amendment, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 22nd day of August , 2025.

By: __
Name: An
Title: Ch